UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
American International Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

[Form of Proxy]
To Whom It May Concern:
         and          , each with the power of substitution, are hereby authorized to represent and vote the 400,000 shares of Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series E Preferred Stock”) and the 300,000 shares of Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series F Preferred Stock”), held by the undersigned, with all the powers which the undersigned would possess, except as otherwise expressly provided below, at the Annual Meeting of Shareholders of American International Group, Inc. to be held at 10:00 a.m. (Eastern Daylight Saving Time) on May 12, 2010, or at any postponement or adjournment thereof.
The undersigned, as the holder of the Series E Preferred Stock and the Series F Preferred Stock, hereby votes as follows with respect to the following nominees for director:

2a. Donald H. Layton	___For	___Against	___Abstain
2b. Ronald A. Rittenmeyer	___For	___Against	___Abstain
Date: ___, 2010
UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title: